Exhibit 6.23

WARRANT AGENT AGREEMENT

THIS WARRANT AGENT AGREEMENT, dated as of July __, 2025, by and between Hypha Labs, Inc., a Nevada corporation (the “Company”), and Issuer Direct Corporation, a _______ corporation (the “Transfer Agent”).

WHEREAS, pursuant to the terms of that certain Subscription Agreement, dated July __, 2025, by and among the Company and each of the subscribers a party thereto, the Company will issue and sell up to 50,000,000 units (the “Units”), each Unit comprised of one share of Series D Preferred Stock of the Company and one common stock purchase warrant (the “Warrants”) to purchase shares of Common Stock of the Company, $.001 par value per share (the “Warrant Shares”), for a maximum amount of $10,000,000, pursuant to a Regulation A Offering under the Securities Act of 1933, as amended (the “Offering”), including up to an additional 10,000,000 shares of Series D Preferred Stock issued as bonus shares in the Offering;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a Regulation A Offering Statement on Form 1-A, File No. 024-12579 (as the same may be amended from time to time, the “Offering Statement”), for the offering of the Series D Preferred Stock, the Warrants and the shares of Common Stock underlying the Series D Preferred Stock and Warrants, and such Offering Statement was qualified on June __, 2025; and

WHEREAS, the Company desires to appoint the Transfer Agent to act on its behalf in connection with the registration, transfer, exchange and exercise of the Warrants (the “Warrant Register”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. APPOINTMENT OF TRANSFER AGENT. The Company hereby appoints the Transfer Agent as its agent to maintain the Warrant Register, as set forth herein under the current agreements between the Company and the Transfer Agent, subject to resignation or replacement as provided herein. The Transfer Agent agrees to accept such appointment, subject to the terms and conditions as set forth herein and to act as the Warrant Register pursuant to the terms provided for herein.

2. ISSUANCE OF WARRANTS.

2.1. Form of Warrants. All Warrants shall be issued by the Company substantially in the form of the Warrant to Purchase Common Stock annexed hereto as Exhibit A. The terms of any such Warrants are incorporated herein by reference and any terms contained in this Agreement and not otherwise defined herein shall have such meaning as set forth in the Warrants.

2.2. Execution of Warrants. No Warrants shall have been duly and validly issued until a Holder has received a Warrant executed by an officer of the Company.

2.3. Initial Holders. The Company shall deliver to the Transfer Agent a list of the names and addresses of the individuals and entities who shall be the initial Holders of the Warrants.

3. RIGHTS OF A HOLDER. Subject to adjustment as provided in the Warrants, each Warrant shall evidence the right to purchase one share of the Company’s Common Stock at the purchase price of $.30 (the “Exercise Price”). Following the Expiration Time, as defined in Section 4.1 below, the Warrants shall be null and void.

4. EXERCISE OR TRANSFER OF WARRANT.

4.1. Exercise Period. The Warrants may be exercised at any time after the Initial Exercise Date (as defined below) ending at 5:30 P.M., Eastern time, on the eighteen-month anniversary of the Initial Exercise Date (the “Expiration Time”), pursuant to the terms and conditions set forth in the Warrants The “Initial Exercise Date” shall mean the 180th day from the date of the initial closing of the Offering, or if such day falls on a day other than a Business Day or on which trading does not take place on the Principal Market, the next date that is not a Holiday.

4.2 Mechanics of Exercise. The Warrants may be exercised by the Holder on any day on or after the Initial Exercise Date until the Expiration Time, in whole or in part, by (i) delivery of a written notice, in the form attached as Exhibit A to the Warrant (the “Exercise Notice”), of the Holder’s election to exercise the Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) of the Warrants is satisfied, by notifying the Company that the Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d) of the Warrants). The Holder shall not be required to deliver the original Warrant in order to affect an exercise thereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (collectively, the “Exercise Delivery Documents”), the Company shall transmit by facsimile or electronic mail an acknowledgment of receipt of the Exercise Delivery Documents to the Holder and the Transfer Agent. On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Transfer Agent shall cause the Warrant Shares to be issued in the name of and deliver to the Holder (i) written confirmation that the Warrant Shares have been issued in the name of the Holder, and (ii) at the election of the Company, a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of the Warrant not exercised by the Holder. If the Company is then a participant in the Deposit or Withdrawal at Custodian (“DWAC”) system of the Depository Trust Company or its nominee (the “DTC”) and either (A) there is an effective registration statement, or qualified offering statement, permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, the certificates (or book entries) for Warrant Shares shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. No fractional shares of Common Stock are to be issued upon the exercise of the Warrants, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

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4.3 Legends. The Holder acknowledges that each certificate or book-entry evidencing the Warrant Shares acquired upon the exercise of the Warrants will have restrictions upon resale imposed by state and federal securities laws. Each such certificate or book-entry shall be stamped or imprinted or accompanied with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.4 Cashless Exercise. If at the time of exercise of this Warrant there is no qualified offering statement (or effective registration statement) relating to the Warrant Shares, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares or the Company is not current in its public company reporting obligations, the Holder may elect a cashless exercise of such Holder’s Warrants as provided for in the Warrants.

4.5 Transfer of Warrant. If the Warrant is to be transferred, the Holder shall surrender the Warrant to the Company together with a written assignment of the Warrant in the form attached as Exhibit B to the Warrant duly executed by the Holder or its agent or attorney, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, cause to be issued and delivered upon the order of the Holder a new Warrant registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying the Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Warrants transferred pursuant to this Section 4.5 shall be accompanied by a proper payment of any applicable transfer taxes.

5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE AND OTHER TERMS IN CERTAIN EVENTS. The Exercise Price and the resulting number of shares of Common Stock issuable under each Warrant shall be subject to adjustment as set forth in the Warrants.

6. NO RIGHTS AS STOCKHOLDERS; CERTAIN NOTICES AND REPORTS TO HOLDERS. Except as specifically provided in the Warrants, nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Holders or any transferees the right to vote or to receive dividends or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

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7. DUTIES OF TRANSFER AGENT.

7.1. No Representation by Transfer Agent. The Transfer Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Transfer Agent shall not, by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

7.2. Limits on Liability.

(a) From time to time, the Company may provide Transfer Agent with instructions concerning the services performed by the Transfer Agent hereunder. In addition, at any time Transfer Agent may apply to any officer of Company for instruction and may consult with legal counsel for Transfer Agent or Company with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement. Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Transfer Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Transfer Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company

(b) Notwithstanding anything contained herein to the contrary, the Transfer Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Transfer Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Transfer Agent is being sought.

7.3. Consultation with Counsel. The Transfer Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

7.4. Evidence by Instrument. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chief Executive Officer, the President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Transfer Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

7.5. Compensation for Transfer Agent Services/Indemnification.

(a) The Company agrees to pay the Transfer Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder in accordance with the list of fees set forth on Schedule 1.

(b) The Company further covenants and agrees to indemnify and to hold the Transfer Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Transfer Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Transfer Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Transfer Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct.

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7.6. Resignation of Transfer Agent. The Transfer Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Transfer Agent’s own gross negligence or willful misconduct), after giving 30 days’ prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Transfer Agent shall cause a copy of such notice of resignation to be mailed to the Holder of each Warrant at the Company’s expense. Upon such resignation, or any inability of the Transfer Agent to act as such hereunder, the Company shall appoint a new Transfer Agent in writing. The Company shall have complete discretion in the naming of a new Transfer Agent, who may be an affiliate, subsidiary or department of the Company, or any person used by the Company as transfer agent for the Common Stock. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Transfer Agent, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new Transfer Agent.

7.7. Removal of Transfer Agent. The Company may, upon notice to the Holders, remove and replace the Transfer Agent for any reason.

7.8 Appointment and Duties of New Transfer Agent. After acceptance in writing of an appointment by a new transfer agent is received by the Company, such new transfer agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Transfer Agent, without any further assurance, conveyance, act or deed. Any former Transfer Agent hereby agrees to cooperate with and deliver all records and the Warrant Register to the new transfer agent at the direction of the new transfer agent and the Company.

7.9. Notification of New Transfer Agent. Not later than the effective date of an appointment of a new transfer agent by the Company, the Company shall file notice with the resigning or terminated Transfer Agent and shall forthwith cause a copy of such notice to be mailed to each Holder.

7.10. Successor to Transfer Agent. Any corporation into which the Transfer Agent or any new transfer agent may be converted or merged or any corporation resulting from any consolidation to which the Transfer Agent or any new transfer agent shall be a party or any corporation succeeding to the trust business of the Transfer Agent shall be a successor transfer agent under this Agreement without any further act. Any such successor transfer agent shall promptly cause notice of its succession as transfer agent to be mailed to the Company and to each Holder.

7.11. Acting in Other Capacity. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Company.

8. MODIFICATION OF AGREEMENT. The Transfer Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement: (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable

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9. MISCELLANEOUS.

9.1. Entire Agreement. This Agreement and the form of Warrant annexed hereto as Exhibit A contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings with respect thereto.

9.2 Confidentiality. The Transfer Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached Schedule 1, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions)

9.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.PDF” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.PDF” signature page were an original thereof.

9.4 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Transfer Agent for the carrying out or performing by the Transfer Agent of the provisions of this Agreement

9.5 Consequential Damages. Notwithstanding anything in this agreement to the contrary, neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages

9.6. Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof.

9.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.8. Notices. Any notice or other communications required hereunder to be given to a Holder shall be in writing and shall be sufficiently given, if mailed (first class registered or certified mail, or nationally recognized overnight express courier, postage prepaid), or by email or personally delivered, addressed in the name and at the address of such Holder appearing from time to time on the records of the Transfer Agent, on any Exercise Notice delivered to the Company or at such address or addresses as may have been furnished to the Company in writing. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand, email or mailed first class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, to the Company at its then principal office, Attention: Chief Executive Officer, or at such other address as the Company shall have designated by written notice to the Transfer Agent. Notices or other communications to the Transfer Agent shall be deemed to have been sufficiently given if delivered by hand, email, or mailed first class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, to its then principal office. Notice by mail shall be deemed given when deposited in the mail, postage prepaid. Notice by overnight shall be deemed given when deposited with a nationally recognized overnight courier.

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9.9. Force Majeure. Notwithstanding anything to the contrary contained herein, the Transfer Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

9.10. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Transfer Agent.

IN WITNESS WHEREOF, the Company and the Transfer Agent have executed this Agreement by their duly authorized officers as of the date first set forth above.

HYPHA LABS, INC.

By:
Name:	Stone Douglass
Title:	CEO

ISSUER DIRECT CORPORATION

By:
Name:
Title:

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SCHEDULE 1

●	A.	FEES FOR SERVICES *

Acceptance Fee of warrant Per Warrant Exercise Exercises requiring additional handling, each Per wire transfer Annual Maintenance Fee per class

*Excludes out-of-pocket expenses

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EXHIBIT A

FORM OF WARRANT

See attached.

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

HYPHA LABS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ___

Issuance Date: _______

Hypha Labs, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [*], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Initial Exercise Date, but not after 5:00 p.m., New York time, on the Expiration Date (the “Expiration Time”), up to [*] fully paid non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date until the Expiration Time, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (collectively, the “Exercise Delivery Documents”), the Company shall transmit by facsimile or electronic mail an acknowledgment of receipt of the Exercise Delivery Documents to the Holder and Issuer Direct (the Company’s “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall cause the Warrant Shares to be issued in the name of and deliver to the Holder (i) written confirmation that the Warrant Shares have been issued in the name of the Holder, and (ii) at the election of the Company, a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. If the Company is then a participant in the Deposit or Withdrawal at Custodian (“DWAC”) system of the Depository Trust Company or its nominee (the “DTC”) and either (A) there is an effective registration statement, or qualified offering statement, permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, the certificates (or book entries) for Warrant Shares shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

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(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.30 per one share of Common Stock subject to adjustment as provided herein.

(c) Legend. The Holder acknowledges that each certificate or book-entry evidencing the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. Each such certificate or book-entry shall be stamped or imprinted or accompanied with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(d) Cashless Exercise.  If at the time of exercise of this Warrant there is no qualified offering statement (or effective registration statement) relating to the Warrant Shares, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares or the Company is not current in its public company reporting obligations, the Holder may elect to receive the number of Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to the Holder Warrant Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
	A	=	The fair market value of one share of Common Stock; and
	B	=	The exercise price of the Warrant being exercised.

For purposes of this Section 1(d), the fair market value means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the value shall be deemed to be (i) the closing price of the Common Stock on the trading day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a trading day or (2) both executed and delivered pursuant to Section 1(a) hereof on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such trading day, or (ii) the closing price of the Common Stock on the date of the applicable exercise notice if the date of such exercise notice is a trading day and such exercise notice is both executed and delivered pursuant to Section 1(a) hereof during or after the close of “regular trading hours” on such trading day; (b) if the shares of Common Stock are not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the value shall be deemed to be the highest intra-day or closing price on any trading day on the Pink Tier on which the shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) during the five trading days preceding the exercise; or (c) in all other cases, the fair market value of a share of shares of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) If the Company at any time on or after the Issuance Date effects one or more forward stock splits, stock dividends or other increases of the number of shares of the Company’s Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Warrants shall be proportionately increased, and the exercise price payable per share of Common Stock subject to the Warrant shall be proportionately decreased. If the Company at any time on or after the Issuance Date effects one or more reverse stock splits or combines or consolidates, by reclassification or otherwise, the Company’s Common Stock outstanding into a lesser number of shares, the number of shares of Common Stock subject to the Warrants shall be proportionately decreased; however, the exercise price payable per share of Common Stock subject to the Warrant shall remain unchanged. We may, in our sole discretion, lower the exercise price per share of Common Stock subject to the warrant at any time prior to the Expiration Date for a period of not less than 30 days.

(b) In the event of a capital reorganization or reclassification of the Company’s Common Stock, the Warrants will be adjusted so that thereafter each Holder will be entitled to receive upon exercise the same number and kind of securities that such Holder would have received if the Warrant had been exercised before the capital reorganization or reclassification of our Common Stock.

(c) If the Company merges or consolidates with another corporation, or if the Company sells its assets as an entirety or substantially as an entirety to another corporation, the Company will make provisions so that Holders will be entitled to receive upon exercise of a Warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of Common Stock for which the Warrant was exercisable immediately before the transaction. No adjustment to the Warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in the Company’s outstanding Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)  any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

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(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose shares of common stock are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire upon exercise of this Warrant, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights per share of Common Stock which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. In the event of a Fundamental Transaction, if the fair market value of one Warrant Share as determined in accordance with Section 1(d) above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Warrant Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of all Warrant Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the Aggregate Exercise Price therefor, as if such Warrant Shares had been issued and outstanding to the Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Company’s Common Stock. In the event of a Fundamental Transaction in which the fair market value of one Warrant Share as determined in accordance with Section 1(d) above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

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5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all commercially reasonable action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be commercially reasonable or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all commercially reasonable action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, cause to be issued and delivered upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall cause to be executed and delivered to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company or the Transfer Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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8. NOTICES.  The Company shall cause to be provided the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Warrant by the Company or Holder, unless otherwise provided herein, such notice shall be given in writing, will be mailed or emailed (a) if within the domestic United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by email or (b) if delivered from outside the United States, by International Federal Express or email, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by email, upon delivery (or, if delivered after normal business hours, then on the next business day), and will be delivered and addressed as follows:

(a)	if to the Company, to:

Hypha Labs, Inc.

5940 S. Rainbow Boulevard

Las Vegas, Nevada 89118

Attn.: A. Stone Douglass

Email: stone@ducksnest.net

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

101 Park Avenue, 17th Floor

New York, New York 10178

Attn: Alison Newman

Email: anewman@foxrothschild.com

(b)	if to the Holder, to:

[INSERT NAME AND ADDRESS]

Attn:

Facsimile:

with copies to:

[ ]

Attn:

Email:

or to Holder’s address as it shall appear on the Warrant Register, on any Exercise Notice delivered to the Company in the form attached as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. AMENDMENT AND WAIVER.  Except as otherwise provided herein or in the Subscription Agreement, the provisions of this Warrant may be amended only with the written consent of the Company and the Holder, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder.

10.  GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

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11. CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER.  Subject to compliance with any applicable securities laws and Section 7 of this Warrant, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in the exercise of its good faith judgment. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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(e) “Common Stock” means (i) the Company’s shares of Common Stock, par value $.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) “Eligible Market” means the Principal Market.

(g) “Expiration Date” means the date eighteen (18) months following the Initial Exercise Date.

(h) “Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

(i) “Initial Exercise Date” means the 180th day from the date of the initial closing of the Offering, or if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Offering” the Company’s offering pursuant to Tier 2 of Regulation A of the SEC (File No. 024-12579),

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means the OTCQB.

(n) “Subscription Agreement” means the Subscription Agreement between the Company and the Holder pursuant to which this Warrant is issued to Holder in connection with the Offering.

(o) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p) “Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed and delivered as of the Issuance Date set out above.

HYPHA LABS, INC.

By:
Name:	A. Stone Douglass
Title:	Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

HYPHA LABS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Hypha Labs, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Cashless Exercise.  The undersigned hereby elects irrevocably to convert its right to purchase the applicable portion of the Warrants of the Company under the Purchase Warrant for the Warrant Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
	A	=	The fair market value of one shares of Common Stock; and
	B	=	The exercise price of the Warrant being exercised.

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned holder or in the name of ______________________ in accordance with the terms of the Warrant to the following DWAC Account Number ________________________________, or by physical delivery of a certificate (or, if uncertificated, by providing notice of book-entry) to:

_______________________________

_______________________________

_______________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Company’s Instructions dated [ ], 202_ and acknowledged and agreed to.

HYPHA LABS, INC.

By:
Name:
Title:	Chief Executive Officer

EXHIBIT B

ASSIGNMENT FORM

HYPHA LABS, INC.

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.